EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the annual report on Form 10-K of PLC Systems Inc. (the “Company”) for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mark R. Tauscher, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

                (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 28, 2008	By:	/s/ Mark R. Tauscher
Mark R. Tauscher
President and Chief Executive Officer
(Principal Executive Officer)

                In connection with the annual report on Form 10-K of PLC Systems Inc. (the “Company”) for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James G. Thomasch, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

                (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 28, 2008	By:	/s/ James G. Thomasch
James G. Thomasch
Chief Financial Officer
(Principal Financial Officer)